                             SUBSCRIPTION AGREEMENT

                                INTERGAMES, INC.

     This Subscription Agreement, dated as of ________, 1997, is by and between INTERGAMES, INC., a Texas corporation (the "Corporation"), and the undersigned purchaser (the "Purchaser") of shares of common stock of the Corporation, par value $.01 per share (the "Common Stock").

                                     WHEREAS

     The Corporation has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 (File No. 333-________) (as amended, the "Registration Statement") pursuant to which it is offering for sale to the public (the "Offering") up to 400,000 shares of its Common Stock. Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price for the Common Stock is $5.00 per share.

     The Purchaser desires to purchase shares of Common Stock from the Corporation, and in consideration of the Corporation's agreement to sell shares of Common Stock to the Purchaser, upon the terms and conditions set forth herein, the Purchaser agrees and represents and warrants to the Corporation as follows:

A.   SUBSCRIPTION.

     1. The Purchaser hereby subscribes for the number of shares of Common Stock set forth on the signature page hereto. The purchase price (the "Purchase Price") for the shares of Common Stock hereby subscribed for by the Purchaser is set forth on the signature page hereto. The Purchase Price shall be payable by check (or by such other form of cash payment as the Corporation desires to accept) as described in the prospectus dated ____________, 1997 and filed by the Corporation with the SEC on ____________, 1997 (the "Final Prospectus").

     2. The Purchaser understands that the Purchase Price will be deposited into an escrow account (the "Escrow Account") at [BANK], ________________, or another federally insured institution, and that the shares of Common Stock hereby subscribed for will not be issued, if at all, until the next closing, all as more fully described in the Final Prospectus. In the event that the Minimum Offering (as defined in the Final Prospectus) is not sold by the end of the Initial Offering Period (as defined in the Final Prospectus), plus any extensions thereof, as described in the Final Prospectus, the Purchase Price will be returned to the Purchaser by the Corporation, without interest.

     3. This subscription shall be deemed to be accepted by the Corporation only when it is signed by the Corporation.

     4. The Purchaser hereby acknowledges receipt of a copy of the Registration Statement, including the Final Prospectus.

     5.   The Purchaser understands, acknowledges and agrees that:

          a. This subscription may be accepted or rejected in whole or in part by the Corporation in its sole and absolute discretion; provided that, in the case of any rejection or partial acceptance, the Purchase Price payment (or the portion thereof not accepted) will be promptly refunded, without interest thereon. Upon acceptance hereof, the Purchaser will receive confirmation of such acceptance.

          b. The subscription period for the shares of Common Stock hereby subscribed for will terminate on ____________, 1997, unless earlier terminated or unless extended by the Corporation, as described in the Final Prospectus. Any such early termination or extension will occur without notice to any person, in the sole and absolute discretion of the Corporation.

          c. Subscriptions may not be withdrawn until the earlier to occur of rejection by the Corporation or termination of the Offering.

          d.   The Purchaser must purchase a minimum of 50 shares of Common
     Stock.

          e. No federal or state agency has made any finding or determination as to the fairness of this Offering for investment or any recommendation or endorsement of the Common Stock.

B.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     1. The Purchaser hereby represents and warrants to, and agrees with, the Corporation (for the benefit of the Corporation and each officer, director, employee and agent of the Corporation) as follows:

          a. The Purchaser has carefully read and is familiar with the Registration Statement, including the Final Prospectus, and all Exhibits to the Registration Statement.

          b. THE PURCHASER RECOGNIZES THAT AN INVESTMENT IN THE COMMON STOCK INVOLVES CERTAIN RISKS, AND HAS TAKEN FULL COGNIZANCE OF AND UNDERSTANDS ALL OF THE RISK FACTORS RELATED TO THE PURCHASE OF THE COMMON STOCK, INCLUDING WITHOUT LIMITATION THOSE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE FINAL PROSPECTUS.

          c. If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, pension plan, estate, or other entity, (i) the person signing this Agreement on behalf of such entity has been duly authorized to execute and deliver this Agreement and all other instruments executed and delivered on behalf of such partnership, corporation, trust, pension plan, estate, or other entity in connection with the purchase of the shares of Common Stock hereby subscribed for; and (ii) the signature of the person signing this Agreement is binding upon such partnership, corporation, trust, pension plan, estate, or other entity.

          d. The address set forth on the signature page below is the Purchaser's true and correct residence or principal place of business, and the Purchaser has no present intention of becoming a resident of any other state or jurisdiction or moving its principal place of business.

     2. The foregoing representations and warranties are true, complete and accurate as of the date hereof and shall be true, complete and accurate in all respects as of the date of the acceptance hereof by the Corporation and the sale of the shares of Common Stock hereby subscribed for to the Purchaser and shall survive such date. IF IN ANY RESPECT SUCH REPRESENTATIONS AND WARRANTIES SHALL NOT BE TRUE, COMPLETE AND ACCURATE IN ALL RESPECTS PRIOR THERETO, THE PURCHASER WILL GIVE WRITTEN NOTICE OF SUCH FACT TO THE CORPORATION SPECIFYING WHICH REPRESENTATIONS AND WARRANTIES ARE NOT TRUE, COMPLETE AND ACCURATE IN ALL RESPECTS AND THE REASONS THEREFOR.

C.   INDEMNIFICATION.

     THE UNDERSIGNED ACKNOWLEDGES AND UNDERSTANDS THE MEANING AND LEGAL CONSEQUENCES OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN THIS AGREEMENT AND THAT THE CORPORATION HAS RELIED OR WILL RELY UPON SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS, AND THE UNDERSIGNED HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS THE CORPORATION AND ITS OFFICERS, DIRECTORS, CONTROLLING PERSONS, AGENTS AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LOSS, CLAIM, DAMAGE, LIABILITY OR EXPENSE, AND ANY ACTION IN RESPECT THEREOF, JOINT OR SEVERAL, TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT, DUE TO OR ARISING OUT OF A BREACH OF OR ALLEGED BREACH OF ANY SUCH REPRESENTATION, WARRANTY OR COVENANT, TOGETHER WITH ALL REASONABLE COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY ANY SUCH PERSON IN CONNECTION WITH ANY ACTION, SUIT, PROCEEDING, DEMAND, ASSESSMENT OR JUDGMENT INCIDENT TO ANY OF THE MATTERS SO INDEMNIFIED AGAINST. ALL REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THIS AGREEMENT, AND THE INDEMNIFICATION CONTAINED HEREIN, SHALL SURVIVE THE ACCEPTANCE OF THIS SUBSCRIPTION AND THE SALE OF THE SHARES OF COMMON STOCK TO THE PURCHASER.

D.   MISCELLANEOUS.

     1. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

     2. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered, telecopied and confirmed, or sent by registered or certified mail, return receipt requested, (i) if to the Purchaser, at the address set forth on the signature page hereof, and (ii) if to the Corporation, at 3321 Westlake Drive, Austin, Texas 78746 Attention: Clifford L. Haigler, as either of such addresses may be changed from time to time by notice given in accordance with this paragraph.

     3. Failure of the Corporation to exercise any right or remedy under this Agreement or any other agreement between the Corporation and the Purchaser, or otherwise, or delay by the Corporation in exercising same, will not operate as a waiver thereof. No waiver by the Corporation will be effective unless and until it is in writing and signed by the Corporation.

     4. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Texas, without regard to provisions regarding conflicts of laws. This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, his heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Corporation, its successors and assigns. In the event that any provision of this Agreement, or the application hereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     5. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

     6. All representations, warranties and covenants contained in this Agreement, and the indemnification contained in Paragraph C hereof, shall survive the acceptance of the subscription. Purchaser acknowledges and agrees that this Agreement shall survive (a) changes that are not material in the transactions, documents and instruments described in the Final Prospectus and
(b) the death or disability of the Purchaser.


COMPLETE AND RETURN TWO ORIGINALS OF THE EXECUTED SIGNATURE PAGE TO THIS AGREEMENT TO:

INTERGAMES, INC.
3321 WESTLAKE DRIVE
AUSTIN, TEXAS  78746
ATTN:  CLIFFORD L. HAIGLER

                                INTERGAMES, INC.
                             SUBSCRIPTION AGREEMENT
                                 SIGNATURE PAGE


     By executing this Agreement, the Purchaser acknowledges receipt of the Registration Statement and the Final Prospectus.

     IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of the _____ day of _________________, 1997.


Number of shares subscribed for at     ------------------------------------
$5.00 per share:                       Print names(s) of Purchaser(s)
                ------------------

Total Purchase Price: $                ------------------------------------
                       -----------

                                       By
                                         ----------------------------------
                                       Signature(s) of

                                       Print title of person signing, if signing as an authorized representative of Purchaser

MAKE CHECK PAYABLE TO THE ORDER OF:    Address of Purchaser's residence or
                                       principal place of business (Please
                                       print or type):
INTERGAMES, INC. SPECIAL ACCOUNT
                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

                                       SSN or Tax ID # of Purchaser:

                                       ------------------------------------

Please indicate by check mark the manner in which title is to be held:

___  Individual Ownership              ___Trust
___  Separate Property                 ___Corporation
___  Community Property                ___Pension Plan
___  Joint Tenancy                     ___Estate
___  Tenancy in Common (1)             ___Other (please indicate) ______________
___  Partnership

-------------
(1)  Both husband and wife must sign.

--------------------------------------------------------------------------------
Subscription for __________ shares at $5.00 per share, for a total of $__________ accepted as of _______________, 1997.

                                       INTERGAMES, INC.

                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------

                                INDIVIDUAL, JOINT
                            OR PARTNER ACKNOWLEDGMENT

STATE OF __________    )
                       )
COUNTY OF _________    )

     The undersigned Notary Public does hereby certify that on this _____ day of ___________, 1997, personally appeared _________________________________* known to me to be the person whose name is subscribed to the foregoing instrument, who, being by me duly sworn, declared and acknowledged to me that the same was his free act and deed and that he executed and delivered same for the purposes and consideration therein expressed and in the capacity therein stated, and that the statements therein contained are true.


                                       ------------------------------------
                                       Notary Public
                                       My Commission Expires:
                                                             --------------
-------------
* Insert name of individual or joint tenant or partner executing on behalf of partnership.

--------------------------------------------------------------------------------

             ACKNOWLEDGMENT BY HUSBAND AND WIFE AS TENANTS IN COMMON

STATE OF __________    )
                       )
COUNTY OF _________    )

     The undersigned Notary Public does hereby certify that on this _____ day of __________, 1997, personally appeared _________________________ and
________________________* known to me to be the persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, declared and acknowledged to me that the same were their free acts and deeds and that they executed and delivered such instrument for the purposes and consideration therein expressed and in the capacity therein stated, and that the statements contained therein are true.


                                       ------------------------------------
                                       Notary Public
                                       My Commission Expires:
                                                             --------------
-------------
*Insert names of husband and wife.

                            CORPORATE ACKNOWLEDGMENT

STATE OF __________    )
                       )
COUNTY OF _________    )

     On this _____ day of ____________, 1997, before me appeared __________________________________* to me personally known, who, being by me duly sworn, declared and acknowledged to me that he is the ___________________** of _______________________*** and that the foregoing instrument was executed and delivered on behalf of said corporation by authority of the Board of Directors and said _______________________* acknowledged said instrument to be the free act and deed of said corporation, and that the statements therein contained are true.


                                       ------------------------------------
                                       Notary Public
                                       My Commission Expires:
                                                             --------------
-------------
*Insert name of officer.
**Insert title of officer.
***Insert name of corporation.

--------------------------------------------------------------------------------

                  TRUST, PENSION PLAN, OR ESTATE ACKNOWLEDGMENT

STATE OF __________    )
                       )
COUNTY OF _________    )

     On this _____ day of ___________________, 1997, before me appeared
_____________________* to me personally known, who, being by me duly sworn, declared and acknowledged to me that he is the Trustee, Administrator, or Executor of the _______________________** and that the foregoing instrument was executed and delivered on behalf of said Trust, Pension Plan, or Estate by authority of its Trustee, Administrator, or Executor and said ___________________* acknowledged said instrument to be the free act and deed of said Trust, Pension Plan, or Estate, and that the statements therein contained are true.


                                       ------------------------------------
                                       Notary Public
                                       My Commission Expires:
                                                             --------------
-------------
*Insert name of Trustee, Administrator, or Executor.
**Insert name of Trust, Pension Plan, or Estate.